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


                                                                  THE LTV CORPORATION
                                                    Calculation of Basic Earnings Per Share (EPS)
                                                     (Dollar amounts in millions except for EPS)
                                                                (Share data in thousands)

                                                            Three Months Ended September 30,
                                          ------------------------------------------------------------------
                                                        2000                              1999
                                          --------------------------------   -------------------------------
                                            Shares     Amount      EPS        Shares     Amount      EPS
                                          ----------- ---------  ---------   ----------  --------  ---------
Net income (loss)                                        $ (80)                            $ (58)

Preferred stock dividend
     requirements                                           (2)                               -
                                                            ---                               --
                                                         $ (82)                            $ (58)
                                                         ======                            ======

                                          -----------                        ----------
Weighted average shares outstanding          100,117                           100,034
                                          ===========                        ==========

BASIC EARNINGS PER SHARE                                          $ (0.82)                           $(0.58)
                                                                 =========                         =========


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

                                                             Nine Months Ended September 30,
                                             -----------------------------------------------------------------
                                                           2000                              1999
                                             -------------------------------    ------------------------------
                                               Shares     Amount      EPS        Shares     Amount      EPS
                                             ----------- ---------  --------    ----------  --------  --------
Net income (loss)                                          $ (368)                           $ (145)

Preferred stock dividend
     requirements                                              (7)                               (1)
                                                               ---                               ---
                                                           $ (375)                           $ (146)
                                                           =======                           =======

                                             -----------                        ----------
Weighted average shares outstanding             100,117                           100,016
                                             ===========                        ==========

BASIC EARNINGS PER SHARE                                            $ (3.75)                           $(1.46)
                                                                    ========                          ========


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


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

                                                                      THE LTV CORPORATION
                                                          Calculation of Diluted Earnings Per Share (EPS)
                                                            (Dollar amounts in millions except for EPS)
                                                                     (Share data in thousands)



                                                                                     Three Months Ended September 30,
                                                   ------------------------------------------------------------------
                                                                 2000                              1999
                                                   -------------------------------   --------------------------------
                                                    Shares      Amount     EPS         Shares     Amount      EPS
                                                   ----------  --------- ---------   ----------- ---------  ---------
Net income (loss)                                                 $ (80)                            $ (58)

Preferred stock dividend
     requirements                                                    (2)                                -
                                                                     ---                               --
                                                                  $ (82)                            $ (58)
                                                   ----------     ======             -----------    ======
Weighted average shares outstanding                  100,117                            100,034


Common Stock equivalent shares
     resulting from Stock Options
     and Restricted Stock                                 (A)         -                      (A)        -
Common Stock issuable upon
     conversion of Series A and B
     Preferred Stock                                      (A)         -                      (A)        -
                                                          ----       --                      ----      --
                                                     100,117      $ (82)                100,034     $ (58)
                                                     ========     ======                ========    ======

DILUTED EARNINGS PER SHARE                                                $ (0.82)                           $ (0.58)
                                                                          ========                          =========
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

                                                                      Nine Months Ended September 30,
                                                     -------------------------------------------------------------------
                                                        2000                              1999
                                                     --------------------------------   --------------------------------
                                                       Shares     Amount      EPS        Shares      Amount      EPS
                                                     ----------- ---------  ---------   ----------  --------- ----------
Net income (loss)                                                  $ (368)                            $ (145)

Preferred stock dividend
     requirements                                                      (7)                                (1)
                                                                       ---                                ---
                                                                   $ (375)                            $ (146)
                                                                   =======                            =======

                                                     -----------                        ----------
Weighted average shares outstanding                     100,117                           100,016


Common Stock equivalent shares
     resulting from Stock Options
     and Restricted Stock                                    (A)        -                      (A)         -
Common Stock issuable upon
     conversion of Series A and B
     Preferred Stock                                         (A)       -                       (A)        -
                                                             ----      --                      ----       -
                                                        100,117    $ (375)                100,016     $ (146)
                                                        ========   =======                ========    =======

DILUTED EARNINGS PER SHARE                                                   $ (3.75)                            $(1.46)
                                                                            =========                         ==========
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(A) Addition of these shares would result in antidilution.